Exhibit 3.13

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

VERIZON DIRECTORIES SERVICES - WEST INC.

Verizon Directories Services - West Inc. (the Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify:

FIRST: That the Board of Directors (the “Board”) of the Corporation by unanimous written consent, filed with the minutes of the Board, duly adopted a resolution setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable:

RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation be amended by deleting it in its entirety and substituting the following therefor:

“FIRST: The name of the corporation is Idearc Media Services - West Inc.”

SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, the stockholders have by written consent approved the adoption of the foregoing amendment in accordance with the provision of Section 228 of the General Corporation Law, and that such consent has been filed with the minutes of the proceedings of the stockholders of the Corporation.

THIRD: That the foregoing amendment of the Certificate of Incorporation of the Corporation was duly adopted pursuant to the applicable provisions of Sections 141,228 and 242 of the General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this certificate of amendment this 18th day of October, 2006.

By:	/s/ William G. Mundy
Name:	William G. Mundy
Title:	Vice President

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

VERIZON DIRECTORIES DISTRIBUTION CORP.

Verizon Directories Distribution Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, HEREBY DOES CERTIFY:

FIRST: That the Board of Directors of said Corporation, by unanimous consent effective December 15, 2003, adopted the following resolution advising that the Certificate of Incorporation of said Corporation be amended:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended, as follows:

Paragraph FIRST is amended to read: “The name of the corporation is Verizon Directories Services—West Inc.”

SECOND: That in lieu of a meeting and vote of stockholder, the stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228(a) of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware and that the Certificate of Amendment of the Certificate of Incorporation shall be effective December 31, 2003.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by William G. Mundy, its Vice President and General Counsel, this 22nd day of December, 2003.

VERIZON DIRECTORIES DISTRIBUTION CORP.

By:	/s/ William G. Mundy
William G. Mundy
Vice President and General Counsel

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

GTE DIRECTORIES DISTRIBUTION CORPORATION

GTE Directories Distribution Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, HEREBY DOES CERTIFY:

FIRST: That the Board of Directors of said Corporation, by unanimous consent effective July 26, 2000, adopted the following resolution advising that the Certificate of Incorporation of said Corporation be amended:

RESOLVED, that the Certificate of Incorporation of this Company be amended, as follows:

Paragraph FIRST is amended to read: “The name of the corporation is Verizon Directories Distribution Corp.”

and that it be submitted to the stockholder for consideration.

SECOND: That in lieu of a meeting and vote of stockholder, the stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228(a) of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Donald J. Engleman, its Vice President-Law and Government Relations and attested by Allison Culver Wachendorfer, its Secretary, this 31st day of July, 2000.

GTE DIRECTORIES DISTRIBUTION CORPORATION

By:	/s/ Donald J. Engleman
Donald J. Engleman
Vice President-Law and Government Relations

ATTEST:
/s/ Allison Culver Wachendorfer
Allison Culver Wachendorfer
Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * *

GTE MARKETWORLD, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of GTE MarketWorld, Inc. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That in the judgment of the Board of Directors of GTE MarketWorld, Inc., it was deemed advisable to amend the Certificate of Incorporation so as to change the name of the corporation from GTE MarketWorld, Inc., and that to such end the First Article be changed to read as follows:

The name of the corporation is

GTE Directories Distribution Corporation”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on April 1,1991.

IN WITNESS WHEREOF, said GTE MARKETWORLD, INC. has caused this certificate to be signed by Patrick C. Sommers, its President and attested by ANNE NASON DOUGHERTY, its Secretary this 22nd day of March, 1991.

GTE MARKETWORLD, INC.

By:	/s/ Patrick C. Sommers
Patrick C. Sommers, President

ATTEST:

By:	/s/ Anne Nason Dougherty
Anne Nason Dougherty, Secretary

CERTIFICATE OF INCORPORATION

OF

GTE MARKETWORLD, INC.

The undersigned, a natural parson, for the purpose of organizing a corporation for conducting the business and promoting the purposes herein- after stated under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

FIRST.	The Name of the Corporation is

GTE MARKETWORLD, INC.

SECOND. The address of the registered office of the corporation in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation at that address is The Corporation Trust Company.

THIRD. The nature of the business and of the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General-Corporation Law of Delaware, is as follows:

(a) To prepare, supply, deliver and distribute books, pamphlets, catalogs, directories, programs, newspapers, magazines and other printed matter for directory, informational, entertainment and advertising purposes, and generally to carry on the business of selling, publishing, printing, delivery and distribution of books, pamphlets, catalogs, directories, programs, newspapers, magazines and other printed matter.

(b) To engage in and carry on a general directory, advertising and publishing business in all its branches, both as principal and agent; and to engage in and carry on the business of printers, publishers, lithographers, engravers, advertising agents, bookbinders, designers and dealers in any other articles or things similar or analogous to the foregoing, or any of them, or connected therewith.

(c) To purchase, acquire, own, bold, sell, guarantee, exchange, assign, pledge, mortgage, hypothecate, or otherwise dispose of or deal in, the stocks, notes, bonds, securities, debentures or other evidences of indebtedness and obligations of any person, persons, firm or co-partnership or association or of any private, public, quasi-public or municipal corporation, domestic or foreign, or of any domestic or foreign state, government or governmental authority, or of any political or administrative sub-division or department thereof, and more particularly corporations transacting alike or similar business, and all trust, participation or other certificates of, or receipts, evidencing interest in any such securities, and, while the owner of any such stocks, bonds, or other evidences of indebtedness or interest therein, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon for any and all purposes.

(d) To buy, purchase, otherwise acquire, and to hold, cancel, retire, reissue, or otherwise dispose of the shares of the capital stock, bonds, notes, debentures, debenture bonds and other obligations of this corporation, from time to time, to such extent, at such terms as the Board of Directors of this corporation shall from time to time determine and as may be permitted by law.

(e) To apply for, purchase, or in any manner to acquire, and to hold, own, use, assign and operate, and to sell or in any manner dispose of, and to grant, license other rights in respect of, and in any manner deal with, any and all rights, inventions, improvements and processes used in connection with or secured under letters, patents, or copyrights of the United States or other countries, and to work, operate or develop the same, and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects or any of them.

(f) To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

(g) To purchase, lease or otherwise acquire and to hold, own, improve, use, sell or otherwise dispose of real and personal property of all kinds and in particular lands, buildings, business concerns and undertakings, shares of stock, mortgages, bonds, debentures and other securities, merchandise, debts and claims, trade marks, trade names, patents and patent rights, copyrights and any interest in real or personal property, wherever situated.

(h) To sell, convey, improve, exchange, manage, develop, lease, mortgage, pledge, dispose of or otherwise deal with all or any part of the assets or property of the corporation, or any interest therein, wherever situated.

(i) To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the goodwill, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

(j) To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

(k) To borrow or raise moneys for any of the purposes of the corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

(l) To conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United Stales of America in the District of Columbia, in any or all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America, and in foreign countries.

(m) To carry out all or any-part of the foregoing purposes and powers in any and all parts of the world and to conduct business in all or any of its branches as principal, factor, agent, contractor or otherwise, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations and other entitles located in or organized under the laws of any part of the world, either directly or indirectly as a member of any partnership, general or limited, and, in carrying out, conducting or performing its business and attaining or furthering any of its objects and purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the objects and purposes herein specified or which at any time may appear conducive to or expedient for the accomplishment of any of such objects and purposes and which might be engaged in or carried on by a corporation formed under the General Corporation Law and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law.

(n) In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far a such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation; provided, that the corporation shall not carry on any business or exercise any power in the State of Delaware or in any state, territory, or country which under the laws thereof the corporation may not lawfully carry on or exercise.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is two thousand (2,000), all of which shares shall be without par value. All such shares shall be of one class and are shares of Common Stock.

FIFTH. The name and mailing address of the Incorporator are Thomas F. Lysaught, 1865 Miner Street, Des Plaines, Illinois. 60016.

SIXTH. The corporation is to have perpetual existence.

SEVENTH. The business of the corporation shall be managed by a Board of Directors, except as otherwise by statute or by its certificate of incorporation provided. The number of directors which shall constitute the whole board shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws, and may be altered from time to time as may be provided in the by-laws, but in no case shall the number of directors be less than three (3).

EIGHT. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized, without the assent or vote of the stockholders except as hereinafter provided:

To make, alter, amend or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon all of the real and personal property of the corporation, or any part thereof;

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created;

To fix the times for the declaration and payment of dividends;

To determine the use and disposition of any surplus or net profits over and above the capital stock paid to, and, in its discretion, to use and apply any such surplus or accumulated profits in purchasing or acquiring the bonds or other obligations or shares of capital stock of the corporation, to such extent and in such manner and upon such terms as the directors shall deem expedient; but shares of such capital stock so purchased or acquired may be resold unless such shares shall have been retired for the purpose of decreasing the corporation’s capital stock or capital as provided by law;

By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

When and as authorized in accordance with statute by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

NINTH. The directors in their discretion may submit any contract or act at any annual meeting of the stockholders or at any special meeting of stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the capital stock of the corporation which is represented in person or by proxy at such meeting, (provided that a lawful quorum of stockholders be there represented in person or by proxy), shall be as valid and as binding upon the corporation and upon all the stockholders, as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

TENTH. Both stockholders and directors shall have the power. If the by-laws so provide, to hold their meetings and to have one or more offices within or without the State of Delaware, and to keep the books of this corporation (subject to any provision contained in the statutes) outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

ELEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders and directors herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand and seal this tenth day of December, A.D., 1979.

/s/ Thomas F. Lysaught
THOMAS F. LYSAUGHT